SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ___________________


                                    FORM 8-K
                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): February 15, 1999

                         First West Chester Corporation
      _____________________________________________________________________
             (Exact name of registrant as specified in its charter)

                                  Pennsylvania
      _____________________________________________________________________
                 (State or other jurisdiction of incorporation)

               0-12870                                      23-2288763
      __________________________               _________________________________
        (Commission File No.)                  (IRS Employer Identification No.)

              9 North High Street, West Chester, Pennsylvania 19380


                               (610) 344-2686
                         _____________________________
                         Registrant's Telephone Number

ITEM 5.

On February 15, 1999, Charles E. Swope, Chairman of the Board and President of First West Chester Corporation and The First National Bank of West Chester, released information regarding earnings for 1998.

Attached as Exhibit 99.1, is a press release relating to this event.

ITEM 7.  EXHIBITS

         99.1 Press Release dated February 15, 1999

                                                     SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:   February 15, 1999               FIRST WEST CHESTER CORPORATION


                                          By:/s/Charles E.Swope
                                             ___________________________________
                                             Charles E. Swope,
                                             Chairman of the Board and President

                                  EXHIBIT 99.1

                            FIRST NATIONAL ANNOUNCES
                       8.7% INCREASE IN EARNINGS FOR 1998


         (February 15, 1999-West Chester, PA) - Charles E. Swope, Chairman of the Board, President, and CEO of The First National Bank of West Chester, subsidiary of First West Chester Corporation, announced that net income for 1998 was $5.016 million, an increase of 8.7% over 1997's net income of $5.016 million.

         Bank assets on December 31, 1998 were $470.7 million, an increase of $39.3 million or 9.1% compared to $431.4 million on December 31, 1997. This growth can be attributed to new loan and deposit relationships developed as a result of our expansion into new market areas.

         Financial Management Services assets were $405.2 million, an increase of $57.1 million, or 16.4% compared to $348.1 million on December 31, 1997. The Financial Management Services Department's growth is the result of increases in the market value of its assets and new account relationships established through sales and marketing efforts. The Financial Management Services Department takes pride in offering a wide array of trust services to the residents and businesses in Chester County.

         President  Swope  stated,   "As  West  Chester   celebrates  its  200th
Anniversary, we reaffirm our intention to remain the Largest Independent Bank headquartered in Chester County."

         First West Chester Corporation has 4,616,026 shares outstanding and is traded in the over-the-counter market under the symbol of "FWCC." For more information, please contact our Shareholder Relations department at (610) 344-2686.

                 FIRST WEST CHESTER CORPORATION AND SUBSIDIARIES

                          TWO-YEAR STATISTICAL SUMMARY

(Dollars in thousands, except per share data)

                                                            December 31,
                                                    ---------------------------
STATEMENT OF INCOME                                    1998             1997
-------------------                                    ----             ----

     Assets                                         $ 470,693        $ 431,368
     Loans                                            320,395          318,899
     Investment Securities                            109,756           77,598
     Deposits                                         418,398          374,249
     Stockholders' Equity                              39,723           36,213
     Financial Managemet Services
          Assets, At Market Value                     405,217          348,069

                                                       Years Ended December 31,
                                                    ---------------------------
STATEMENT OF INCOME                                     1998             1997
-------------------                                     ----             ----
     Interest Income                                  $33,753          $32,114
     Interest Expense                                  14,135           13,351
                                                       ------           ------
          Net Interest Income                          19,618           18,763

     Provision For Possible Loan Losses                   911            1,135
                                                       ------           ------
          Net Interest Income After
               Provision For Possible Loan
               Losses                                  18,707           17,628

     Noninterest Income                                 4,687            3,787
     Noninterest Expense                               16,278           14,911
                                                       ------           ------
          Income Before Income Taxes                    7,116            6,504

     Income Taxes                                       2,100            1,889
                                                       ------           ------
          Net Income                                  $ 5,016          $ 4,615
                                                       ======           ======
PER SHARE DATA(1)
--------------

     Net Income Per Share (Basic)                      $ 1.09           $ 1.00
     Net Income Per Share (Diluted)                    $ 1.07           $ 1.00
     Cash Dividends Declared                           $ 0.47           $ 0.43
     Book Value                                        $ 8.61           $ 7.89
     Basic Weighted Average Shares
          Outstanding                               4,609,874        4,580,814
     Diluted Weighted Average Shares
          Outstanding                               4,676,031        4,619,620


(1)Adjusted for 1998 2-for-1 stock split and 1997 4-for-3 stock split.